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                                                                Exhibit No. 23.1


                          INDEPENDENT AUDITOR'S CONSENT



         We consent to the incorporation by reference in Registration Statement No. 333-60793 of The Judge Group, Inc. on Form S-8 of our report, dated February 22, 2002, appearing in this Annual Report on Form 10-K of The Judge Group, Inc. for the year ended December 31, 2001.

                                                   McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
March 23, 2002





                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in Registration Statement No. 333-60793 of The Judge Group, Inc. on Form S-8 of our report, dated February 25, 2000, appearing in this Annual Report on Form 10-K of The Judge Group, Inc. for the year ended December 31, 1999.

                                                     Rudolph, Palitz, LLC

Blue Bell, Pennsylvania
March 23, 2002